EXHIBIT 24

THE WILLIAMS COMPANIES, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of THE WILLIAMS COMPANIES, INC., a Delaware corporation (“Williams”), does hereby constitute and appoint CRAIG L. RAINEY, SARAH C. MILLER, and TED T. TIMMERMANS their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Williams, as hereinafter set forth below their signature, to sign Williams’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and

THAT the undersigned Williams does hereby constitute and appoint CRAIG L. RAINEY, SARAH C. MILLER, and TED T. TIMMERMANS its true and lawful attorneys and each of them (with full power to act without the others) its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.

Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 17th day of January, 2013.

/s/ Alan S. Armstrong	/s/ Joseph R. Cleveland
Alan S. Armstrong	Joseph R. Cleveland
Director	Director

/s/ Kathleen B. Cooper	/s/ John A. Hagg
Kathleen B. Cooper	John. A. Hagg
Director	Director

/s/ Juanita H. Hinshaw	/s/ Frank T. MacInnis
Juanita H. Hinshaw	Frank T. MacInnis
Director	Chairman of the Board

/s/ Steven W. Nance	/s/ Murray D. Smith
Steven W. Nance	Murray D. Smith
Director	Director

/s/ Janice E. Stoney	/s/ Laura A. Sugg
Janice D. Stoney	Laura A. Sugg
Director	Director